CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation of our report dated February 28, 1997 and April 9, 1997 as to Note 5 of Leak-X Environmental Corporation included in this Form 10-KSB into the Company's previously filed registration statements on Form S-8, file numbers 33-63232 and 33-63064.



                                           /s/ Mazars and Guerard LLP
                                           Certified Public Accountants


April 14, 1997
New York, New York